As filed with the Securities and Exchange Commission on March 6, 2018
Registration No. 333-223435

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-3251758 (I.R.S. employer identification number)

5770 Armada Drive, Carlsbad, California (Address of principal executive offices)	92008 (Zip code)
________________

SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan

(Full title of the plan)
________________

John J. Bostjancic
Chief Financial Officer
SeaSpine Holdings Corporation
5770 Armada Drive
Carlsbad, California 92008
(Name and address of agent for service)

(760) 438-7400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 on Form S-8 amends the Form S-8 (Registration No. 333-223435) previously filed with the Securities and Exchange Commission on March 5, 2018 (the “Registration Statement”). The Consent of Independent Registered Public Accounting Firm filed as Exhibit 23.1 to the Registration Statement (the “Auditor Consent”) inadvertently omitted the name and conformed signature of the auditor, RSM US LLP. A signed copy of the Auditor Consent had been provided by RSM US LLP, but the conformed signature line was inadvertently omitted from the Auditor Consent when the Registration Statement was filed. This Post-Effective Amendment No. 1 is being filed solely to provide the Auditor Consent with the conformed signature of RSM US LLP.

Except as revised to provide the Auditor Consent with the conformed signature of RSM US LLP, this Post-Effective Amendment No. 1 on Form S-8 is identical to the previously filed Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.
The list of exhibits called for by this Item is incorporated herein by reference to the Exhibit Index immediately following the signature page of this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on March 6, 2018.

SEASPINE HOLDINGS CORPORATION

By:	/s/ John J. Bostjancic
John J. Bostjancic
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ **	President, Chief Executive Officer and Director	March 6, 2018
Keith C. Valentine	(Principal Executive Officer)

/s/ John J. Bostjancic	Chief Financial Officer	March 6, 2018
John J. Bostjancic	(Principal Financial and Accounting Officer)

/s/ **	Chairman of the Board	March 6, 2018
Kirtley C. Stephenson

/s/ **	Lead Independent Director	March 6, 2018
Stuart M. Essig, Ph.D.

/s/ **	Director	March 6, 2018
Cheryl R. Blanchard, Ph.D.

/s/ **	Director	March 6, 2018
Keith Bradley, Ph.D.

/s/ **	Director	March 6, 2018
Michael Fekete

/s/ **	Director	March 6, 2018
John B. Henneman, III

/s/ **	Director	March 6, 2018
James M. Sullivan
** By: /s/ John J. Bostjancic
Attorney-in-fact

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
5.1	Opinion of Patrick L. Keran, Esq., Vice President, General Counsel of SeaSpine Holdings Corporation	Form S-8	333-223435-18663875	5.1	3/5/2018
23.1	Consent of RSM US LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	Form S-8	333-223435-18663875	23.2	3/5/2018
23.3	Consent of Patrick L. Keran (included in Exhibit 5.1)	Form S-8	333-223435-18663875	23.3	3/5/2018
24.1	Powers of Attorney (included on the signature page of this registration statement)	Form S-8	333-223435-18663875	24.1	3/5/2018
99.1	SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan (As Amended and Restated as of March 30, 2016)	Form S-8	333-211887-161700155	10.1	6/7/2016
99.2	First Amendment to the SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan	Form 8-K	001-36905-161841057	10.1	8/18/2016
99.3	Second Amendment to the SeaSpine HoldingsCorporation Amended and Restated 2015Incentive Award Plan	Form S-8	333-223435-18663875	99.3	3/5/2018
99.4	Form of SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan Stock Option Grant Notice and Stock Option Agreement	Form S-8	333-211887-161700155	10.2	6/7/2016
99.5	Form of SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement	Form S-8	333-211887-161700155	10.3	6/7/2016
99.6
Form of SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement (used for grants on and after February 1, 2018).
		Form 10-K	001-36905-18663242	10.22(g)	3/2/2018